UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2025

The RealReal, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38953	45-1234222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Francisco Street Suite 400

San Francisco, CA 94133

(Address of Principal Executive Offices, including Zip Code)

(855) 435-5893

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	REAL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 20, 2025, The RealReal, Inc. (the “Company”) entered into private, separately negotiated debt exchange transactions pursuant to certain exchange agreements (each, an “Exchange Agreement”) with certain Noteholder Parties (as defined therein), pursuant to which the parties agreed to exchange $49,478,000 in aggregate principal amount of the holders’ 1.00% Convertible Senior Notes due 2028 for $43,394,000 in aggregate principal amount of the Company’s 4.00% Convertible Senior Notes due 2031 (the “Additional New Notes”, and the exchanges of such notes, the “Exchange Transactions”), issued pursuant to the Indenture (the “Indenture”), dated as of February 10, 2025, by and between the Company and U.S. Bank Trust Company, National Association, as trustee. The Company did not receive any cash proceeds from the Exchange Transactions.

The Exchange Agreement contains representations, warranties and covenants customary for transactions of this type and described in greater detail in the Exchange Agreement. The Company currently expects all of the Exchange Transactions to be consummated on or before August 25, 2025, following the satisfaction of the customary closing conditions described in the Exchange Agreements. The foregoing description of the Exchange Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of the Exchange Agreement, a copy of which is included as Exhibit 10.1 hereto and is incorporated by reference herein.

The Additional New Notes, together with the $146,685,000 of 4.00% Convertible Senior Notes due 2031 previously issued by the Company on February 10, 2025, will form a single class of $190,079,000 aggregate principal amount of 4.00% Convertible Senior Notes due 2031 (collectively, the “New Notes”). A description of certain material terms of New Notes is included under Item 1.01 of the Company’s Current Report on Form 8-K filed on February 10, 2025, which description is incorporated herein by reference.

The Additional New Notes will be issued in private placement transactions pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), including Regulation D and/or Regulation S thereunder, as applicable. The foregoing description of the New Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the Form of New Note, which the Company previously filed as Exhibits 4.1 and 4.2, respectively, to its Current Report on Form 8-K, filed on February 10, 2025 and is incorporated by reference herein.

On August 21, 2025, the Company issued a press release with respect to the issuance of the Additional Notes in the Exchange Transactions. A copy of this press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. This Current Report does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Initially, a maximum of 5,184,467 shares of common stock may be issued upon conversion of the Additional New Notes, based on the initial maximum conversion rate of 119.4743 shares of common stock per $1,000 principal amount of Additional New Notes, which is subject to customary anti-dilution adjustment provisions.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Form of Exchange Agreement, dated as of August 20, 2025, by and among The RealReal, Inc. and the Noteholder Parties.*

99.1	Press Release, dated as of August 21, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K promulgated by the SEC.

The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The RealReal, Inc.

Date: August 21, 2025	By:	/s/ Ajay Madan Gopal
Ajay Madan Gopal
Chief Financial Officer

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